JACKSON & RHODES P.C.
--------------------------------------------------------------------------------
8150 North Central Expressway                       Certified Public Accountants
Campbell Centre II                                      & Management Consultants
Suite 1700
Dallas, TX 75206-1883
214-361-7588  Fax 214-361-9726


     February 11, 2002



     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

     RE:  Adair International Oil & Gas, Inc.
          Commission File No. 000-10056


     We were previously the principle accountant for Adair International Oil & Gas, Inc. ("Adair") and we reported on the financial statements of Adair as of and for the periods ended December 31, 2000 and May 31, 2000. On January 31, 2002, we resigned as principal accountant. We have read Adair's statements included under Item 4 of its Form 8-KA dated February 11, 2002 and we agree with such statements.


                                               Yours very truly,


                                               /s/  Jackson & Rhodes P.C.

                                               Jackson & Rhodes, P.C.
                                               Certified Public Accountants



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